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Pricing Supplement No. 29 dated August 7, 1997         Registration No. 33-52571
(To Prospectus Supplement dated December 16, 1994            Rule 424(b)(3)
    and Prospectus dated March 18, 1994)

                             BANKBOSTON CORPORATION
                 (formerly known as Bank of Boston Corporation)

                                MEDIUM-TERM NOTES

                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                              --------------------

         Except as set forth herein, the Senior Notes offered hereby are "Fixed Rate Notes" and have such terms as are described in the accompanying Prospectus Supplement dated December 16, 1994, relating to Fixed Rate Notes.

DTC CUSIP #: 06420MAZ3

Principal Amount: $20,000,000

Issue Date (Settlement Date): August 12, 1997

Stated Maturity Date: August 12, 2002

Issue Price: 99.806% of Principal Amount

Agent: Merrill Lynch & Co.

Agent's Commission: $38,800

Proceeds to the
Corporation: $19,961,200

Interest Rate(s)
     (Fixed Rate Notes): 6.45%

Initial Interest Rate
     (Floating Rate Notes): N/A

Interest Payment Dates:         [ ] June 15 and December 15 of each year.

                                [x] Other:
                                        February 12, 1998       August 12, 1998
                                        February 12, 1999       August 12, 1999
                                        February 12, 2000       August 12, 2000
                                        February 12, 2001       August 12, 2001
                                        February 12, 2002       August 12, 2002

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Record Dates:                   [X] Fifteenth calendar day (whether or not a
                                Business Day) next preceding each Interest
                                Payment Date.

Interest Rate Basis
     (Floating Rate Notes):     N/A

Interest Calculation
     (Floating Rate Notes):     N/A

Index Maturity
     (Floating Rate Notes):     N/A

Index Currency
(LIBOR Notes):                  N/A

Designated LIBOR Page
     (LIBOR Notes):             N/A

Designated CMT Telerate
Page (CMT Rate Notes):          N/A

Designated CMT Maturity
Index (CMT Rate Notes):         N/A

Prime Rate Notes
(Floating Rate Notes):          N/A

Spread (Plus or Minus)
     (Floating Rate Notes):     N/A

Spread Multiplier
     (Floating Rate Notes):     N/A

Interest Rate Formula
     (Floating Rate Notes):     N/A

Interest Reset Dates
     (Floating Rate Notes):     N/A

Interest Determination Dates
     (Floating Rate Notes):     N/A

Calculation Agent (if other
     than the Bank)
     (Floating Rate Notes):     N/A
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Minimum Interest Rate
     (Floating Rate Notes):     N/A

Maximum Interest Rate
     (Floating Rate Notes):     N/A

Redemption Date(s):             N/A

Initial Redemption Percentage:  N/A

Annual Redemption
     Percentage Reduction:      N/A

Holder's Optional
     Repayment Date(s):         N/A

Day Count Convention
     (Fixed Rate Notes):        [X] 30/360 for the period from August 12, 1997
                                to August 12, 2002.
                                   _____________________.
                                [ ] Actual/360 for the period from


Original Issue
     Discount Note:             [ ] Yes
                                [X] No

Total Amount of OID:            N/A

Yield to Maturity:              N/A

Interest Accrual
     Period:                    N/A

Default Rate:                   N/A

Other Provisions: Terms used but not defined in this Pricing Supplement shall have the meanings specified in the above-referenced Prospectus Supplement.